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Computation of net loss per common share                          EXHIBIT 11.1

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                                           Period from
                                          June 27, 1996
                                           (inception)                                                Six Months Ended
                                             through           Year Ended        Year Ended               June 30,
                                           December 31,       December 31,       December 31,     -------------------------
                                               1996               1997               1998         1998                1999
                                          --------------      ------------       ------------     ----                ----
Basic:
Net loss...............................     ($2,438,100)      ($8,640,400)      ($15,577,800)     ($5,224,300)    ($32,614,600)

Accretion of convertible preferred
  stock to liquidation value...........               0                 0         (1,230,500)               0        ($659,600)
                                            ------------      ------------      -------------     -----------     ------------

Net loss applicable to common
  stockholders.........................     ($2,438,100)      ($8,640,400)      ($16,808,300)     ($5,224,300)    ($33,274,200)
                                            ------------      ------------      -------------     -----------     ------------
                                            ------------      ------------      -------------     -----------     ------------

Weighted average shares of common
  stock outstanding....................       1,816,255         1,529,961          1,512,708        1,479,298        7,589,028

Add: Warrants issued for nominal
  consideration                                 218,889           218,889            218,890          218,890           --
                                            ------------      ------------      -------------     -----------     ------------

Basic weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,731,598        1,698,188       7,589,028
                                            ------------      ------------      -------------     -----------     ------------
                                            ------------      ------------      -------------     -----------     ------------

Basic net loss per common share........          ($1.20)           ($4.94)            ($9.71)          ($3.08)         ($4.38)
                                            ------------      ------------      -------------     -----------     ------------
                                            ------------      ------------      -------------     -----------     ------------

Diluted:
Net loss applicable to common
  stockholders.........................     ($2,438,100)      ($8,640,400)      ($16,808,300)     ($5,224,300)    ($33,274,200)
                                            ------------      ------------      -------------     -----------     ------------
                                            ------------      ------------      -------------     -----------     ------------

Basic weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,731,598        1,698,188        7,589,028

Net effect of dilutive securities......               0                 0                  0                0                0
                                            ------------      ------------      -------------     -----------     ------------

Diluted weighted average shares
  outstanding..........................       2,035,144         1,748,850          1,731,598        1,698,188        7,589,028
                                            ------------      ------------      -------------     -----------     ------------
                                            ------------      ------------      -------------     -----------     ------------

Diluted net loss per common share......          ($1.20)           ($4.94)            ($9.71)          ($3.08)          ($4.38)
                                            ------------      ------------      -------------     -----------     ------------
                                            ------------      ------------      -------------     -----------     ------------
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